Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Bestnet Communications, Inc.
Green Valley, Arizona

As independent public accountants, we hereby consent to the incorporation by reference in this S-2 registration statement of our report dated October 19, 2001, included in the Company's Form 10-KSB for the year ended August 31, 2001, and to all references to our firm included in this registration statement.


                                             /s/ SEMPLE & COOPER, LLP

Phoenix, Arizona
February 20, 2002